UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On August 17, 2005 a shareholder derivative complaint was filed in the United States District Court for the Southern District of New York (Docket Number 05 cv 7287) naming officers and directors of the Company. The action, entitled Robert L. Garber, derivatively on behalf of Avon Products, Inc., v. Andrea Jung et al. as defendants, and Avon Products, Inc. as nominal defendant, was purportedly brought on behalf of the Company and alleges that defendants’ violations of state law, including breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment between April 2005 and the present, have caused losses to the Company.

On August 2, 2005 the Company reported the filing of a class action complaint for alleged violations of the federal securities laws, brought on behalf of purchasers of the Company’s common stock between April 8, 2005 and July 18, 2005. In that report the Company indicated that additional similar complaints may be filed in the future and that the Company did not intend to announce the filing of any similar complaints. One such complaint was filed on August 5, 2005 in the United States District Court for the Southern District of New York (Docket Number 05 cv 7015). That action, entitled Michael Cascio v. Avon Products, Inc. et al., was brought on behalf of purchasers of the Company’s securities between February 1, 2005 and July 18, 2005. The complaint also asserts that during the class period insiders sold shares of the Company’s common stock.

The Company is not undertaking to announce the filing of any similar complaints in the future.

(Page 2 of 3 Pages)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

	By:	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Dated: August 19, 2005

(Page 3 of 3 Pages)